SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                            sec.240.14a-11(c) or sec.240.14a-12
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                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                                Storm Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            STORM TECHNOLOGY, INC.
                             1395 Charleston Road
                        Mountain View, California 94043


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD May 7, 1998



Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of Storm Technology, Inc. (the "Company"), which will be held on May 7, 1998 at 10:00 a.m., local time, at the Company's principal executive offices at 1395 Charleston Road, Mountain View, California, for the following purposes:

        1. To elect six (6) members of the Board of Directors to hold office until the 1999 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

        2. To ratify the sale and issuance of Series A 8.5% Convertible Preferred Stock.

        3. To ratify the acquisition of certain assets from Logitech, Inc. and certain of its affiliated companies.

        4. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1998.

        5. To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 27, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executives offices of the Company located at the above address.

                                  By Order of the Board of Directors,

                                  L. WILLIAM KRAUSE
                                  Chief Executive Officer and President


Mountain View, California
April 10, 1998


STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS PROXY AND VOTE IN PERSON AT THE MEETING


                            STORM TECHNOLOGY, INC.
                             1395 Charleston Road
                        Mountain View, California 94043


                 Proxy Statement For Annual Meeting Of Stockholders

                                  May 7, 1998



        The accompanying proxy is solicited by the Board of Directors of Storm Technology, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 7, 1998 at 10:00 a.m., local time, or any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 10, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                           GENERAL INFORMATION

        Annual Report. An annual report for the fiscal year ended December 31, 1997, is enclosed with this Proxy Statement.

        Voting Securities. Only holders of Common Stock of record as of the close of business on March 27, 1998, will be entitled to vote at the Annual Meeting. As of that date, there were 13,375,223 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

        Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Bank Boston, N.A. to assist in the solicitation of proxies in connection with the Annual Meeting.

        Voting of Proxies. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual
Meeting and voting in person.


                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

        Six (6) directors constituting the Company's full Board of Directors (the "Board" or "Board of Directors") are to be elected at the Annual Meeting to serve in such capacity until the next annual meeting of stockholders or until their successors are elected and qualified. Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate.

        If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

                                                                    Director
         Name                Position with the Company        Age    Since
----------------------  ------------------------------------  ----  -------
Richard C.  Alberding   Director                               67     1996

Louis J. Doctor         Director nominee                       39      n/a

James M. Koshland       Director                               46     1997

L. William Krause       President, Chief Executive Officer     55     1991
                        and Director

William H. Lane III     Director                               59     1998

Adriaan Ligtenberg      Director, Chairman of the Board        42     1990

        Richard C. Alberding has served as a director since March 1996.
From 1958 to 1991, he served in various management positions with Hewlett-Packard, a manufacturer of computer hardware and software, serving most recently as Executive Vice President of Worldwide
Marketing, Sales and Support and as a member of the Executive Committee.
Mr. Alberding is now retired and is also a director of Digital Link Corporation, Digital Microwave Corp., Kennametal Inc., Paging Network Inc., Quickturn Design Systems Inc., Sybase, Inc., Walker Interactive Systems Inc. and various private companies.

        Louis J. Doctor will be elected a director of the Company on April 16, 1998, to replace Mary Jane Elmore, who resigned effective April 1998. Mr. Doctor has been President and Chief Executive Officer of Truevision, Inc., since joining in October 1994. Prior to that and since May 1994 he was President of the Arbor Group. He also held positions of Executive Vice President and Vice President of Business Development at SuperMac Technology, Inc. from June 1991 to April 1994. Prior to that, Mr. Doctor co-founded Raster Technologies, an industry pioneer in high-end graphics and imaging systems, and served as its President until January 1989. Mr. Doctor was an independent consultant from January 1989 to June 1991.


        James M. Koshland has served as a director since December 1997. Mr. Koshland is a lawyer and a partner in the law firm of Gray Cary Ware & Freidenrich, LLP, the Company's outside general legal counsel.

        L. William Krause has served as President and Chief Executive Officer of the Company since joining the Company in October 1991. Prior to joining the Company, Mr. Krause spent ten years at 3Com Corporation, a manufacturer of global data networking systems, where he served as President and Chief Executive Officer until he retired in September
1990. He continued as Chairman of the Board for 3Com Corporation until 1993. Previously, Mr. Krause served in various marketing and general management executive positions at Hewlett-Packard. Mr. Krause currently serves as a director of Aureal Semiconductor, Inc., Infoseek Corporation and Sybase, Inc.

        William H. Lane, III has been a director of the Company since January 1998. Mr. Lane was the Vice President, Chief Financial Officer, Secretary and Treasurer of Intuit, Inc. from January 1994 to April 1996. Prior to that time, Mr. Lane served in a similar capacity at ChipSoft, Inc., a tax preparation software company from July 1991 until its acquisition by Intuit in December 1993. Mr. Lane is also a director of Expert Software, Inc., Meta Creations Corporation, and Quarterdek Corporation, as well as several private companies.

        Adriaan Ligtenberg founded the Company and has served as a director since its inception, as Chief Technical Officer and Vice President, Engineering from October 1991 to February 1998, and was its first Chief Executive Officer. Prior to the Company's inception, Mr. Ligtenberg co-founded C-Cube Microsystems Inc., a manufacturer of video compression hardware, and served as Vice President from May 1989 until December 1989. Prior to May 1989, Mr. Ligtenberg was employed for five years by AT&T Bell Laboratories Inc. where he served as Head of the Image Systems Group. He has been a core member of the JPEG and MPEG image compression standards committees of the ISO/CCITT and holds a Ph.D. from the Swiss Federal Institute of Technology.

Board of Directors and Committee Meetings

        During the fiscal year ended December 31, 1997 the Board held six meetings. No director serving on the Board as of December 31, 1997 attended fewer than 75% of such meetings of the Board (and of the Committees on which he or she serves) during the period he or she was a director of the Company.

        The Company has a Compensation Committee and an Audit Committee. The Compensation Committee provides recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company, including stock options. The members of the Compensation Committee during the fiscal year ended December 31, 1997 were Richard C. Alberding and Mary Jane Elmore. The Compensation Committee held one meeting in fiscal 1997.

        The Audit Committee recommends engagement of the Company's independent accountants and reviews the results and scope of audit and other accounting related services provided by such auditors. The members of the Audit Committee for the fiscal year ended December 31, 1997 were Richard C. Alberding and Andrew S. Rappaport (the latter resigning as a director of the Company effective December 1, 1997). The Audit Committee held one meeting during fiscal 1997.

Compensation of Directors

        Historically, members of the Board of Directors have not received any cash compensation for their services as members of the Board, although they are reimbursed for reasonable travel expenses while attending Board and Committee meetings. Directors who are not employees of the Company or Primax ("Outside Directors") are eligible to participate in the automatic share grant program pursuant to the Storm Technology, Inc. 1997 Outside Directors Stock Plan (the "Directors Plan"). The Directors Plan, which was established effective as of June 30, 1997 (the "Effective Date"), provides for the automatic grant of shares of Common Stock to Outside Directors in lieu of cash compensation for their services as directors. The Directors Plan has a reserve of 25,000 shares of Common Stock and provides for grants of 500 shares of Common Stock for each Board of Directors meeting an Outside Director attends on or after the Effective Date. Shares issued pursuant to grants under the Directors Plan are restricted securities.

                              PROPOSAL NO. 2
                  RATIFICATION OF ISSUANCE OF SERIES A 8.5%
                        CONVERTIBLE PREFERRED STOCK


        On December 18, 1997, the Company completed a private placement sale of (i) 30,000 shares of its Series A 8.5% Convertible Preferred Stock (the "Series A Shares") at a price of $100 per share; (ii) warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $3.00 per share (the "Definitive Warrants"); and (iii) warrants to purchase shares of Common Stock (the issuance of which would occur, if at all, upon conversion of the Series A Shares and the occurrence of certain other events) (the "Contingent Warrants") (the Definitive Warrants and Contingent Warrants are collectively referred to as the "Warrants") as provided for in the Certificate of Designation prescribing the rights, preferences, privileges and limitations of the Series A Shares (the "Certificate of Designation"). As of the date of this Proxy Statement, an aggregate of 9,997 Series A Shares have been converted into 540,180 shares of Common Stock, no Definitive Warrants have been exercised and Contingent Warrants to purchase an aggregate of 27,007 shares of Common Stock at an exercise price of $1.47 per share expiring on March 18, 2005 have been issued.
Copies of the relevant documents for this private placement sale were filed as exhibits to the Company's Report on Form 8-K filed on January 2, 1998 and are incorporated herein by reference.

        The Board of Directors authorized the sale of the Series A Shares and Warrants in order to raise proceeds which were applied principally towards the cash portion of the purchase price for the acquisition of certain assets of Logitech, Inc. (see Proposal No. 3 below).

Summary Terms of the Series A Shares

        The Series A Shares and Definitive Warrants were issued in connection with a private equity financing to institutional investors (the
"Investors") pursuant to a series of subscription agreements (the
"Financing Agreements"). The Series A Shares are convertible into shares of the Company's Common Stock pursuant to a formula based on (i) the average closing bid price of the Company's Common Stock on the three (3) days preceding the date of the closing under the Financing Agreements (the "Closing Date"); (ii) the average closing bid price of the Company's Common Stock on the three (3) days preceding conversion (the "Conversion Date") of the Series A Shares; and (iii) a mutually agreed upon rate of return to the Investors, all as set forth in the Certificate of Designation. The Certificate of Designation also gives the Company the right to redeem some or all of the Series A Shares at a per share price equal to the greater of
(i) the number of shares of Common Stock calculated as though the Series A Shares are converted on the date of notice of redemption (the "Redemption Notice Date") multiplied by the greater of (x) the average closing bid price of the Company's Common Stock on the three (3) days preceding the Redemption Notice Date and (y) the closing bid price as of the Redemption Notice Date, or (ii) one hundred fifteen percent (115%) of the purchase price of the Series A Shares being called for redemption, plus any and all accrued and unpaid dividends.

        The shares of Common Stock issuable upon conversion of the Series A Shares or upon exercise of the Warrants may be deemed below market or discounted securities because no additional consideration was paid by the Investors for the right to receive the Warrants and thus the issuance of Common Stock may be subject to the Marketplace Rules of the Nasdaq National Market ("NASDAQ") regarding stockholder approval of certain discounted securities. Section 4460(i)(1)(D)(ii) of such Marketplace Rules requires stockholder approval of the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock (the "Discounted Securities Limit"). Accordingly, the Certificate of Designation prohibits Investors from receiving shares of Common Stock upon conversion of the Series A Shares or exercise of the Warrants in the event that such conversion or exercise, when aggregated with all prior or concurrent conversions or exercises would result in the issuance to all Investors of shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding on the Closing Date (the "Outstanding Closing Date Stock"). As of the Closing Date, there were 11,598,637 shares of the Company's Common Stock outstanding and 19.99% of such number of shares is 2,318,567. In seeking ratification of the issuance of the Series A Shares and the Warrants, the Company is also seeking approval from its stockholders to issue shares of Common Stock upon conversion of the Series A Shares and exercise of the Warrants in excess of the Discounted Securities Limit, if applicable.

        In the event the Company is unable to obtain the stockholder approval necessary to issue shares of Common Stock in excess of the Discounted Securities Limit, and the Company issues shares of Common Stock upon conversion of the Series A Shares or upon exercise of the Warrants in excess of such limit, the Company may be delisted from the National Market. While the quotation of the Company's Common Stock could be included on the NASDAQ SmallCap Market (the "SmallCap Market") if the requirements for inclusion on the SmallCap Market are met, stockholders may find it more difficult to dispose of the Company's stock. In order to preserve the market liquidity of stockholders' investment and the ability of stockholders to sell shares of Common Stock in the secondary market, the Company believes that it is in the best interests of the Company and its stockholders to vote in favor of this proposal.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal.
Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

        The Board of Directors believes that ratification of the issuance of the Series A Shares and the rights, preferences, privileges and limitations related to such shares, including but not limited to the right of holders of such shares to receive shares of Common Stock in excess of the Discounted Securities Limit upon conversion of the Series
A Shares or exercise of Warrants, is in the best interests of the stockholders and Storm Technology, Inc. for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE ISSUANCE OF THE SERIES A SHARES.


                              PROPOSAL NO. 3
                     RATIFICATION OF LOGITECH ACQUISITION


        On December 18, 1997, pursuant to an Agreement for Purchase and Sale of Assets (the "Acquisition Agreement") by and among Storm and Logitech, Inc. and certain Logitech affiliated companies (collectively, "Logitech"), Storm acquired certain tangible and intangible assets (the "Assets") related to the image scanning products of Logitech (the "Products") (the "Logitech Acquisition"). Concurrent with the execution of the Acquisition Agreement, Storm entered into (i) a Joint Sales and Marketing Agreement (the "Joint Marketing Agreement") with a Logitech affiliate, Logitech Trading S.A. ("Logitech Trading") for the marketing, sale and distribution by Logitech Trading of the Products and Storm's own proprietary products (the "Storm Products") and (ii) a Manufacturing Services Agreement with another Logitech affiliate, Logitech Far East Ltd., for the manufacture of certain products for Storm. Copies of the relevant documents were filed as exhibits to the Company's Report on Form 8-K filed on January 2, 1998 and are incorporated herein by reference.

Summary Terms of Acquisition

        Under the terms of the Acquisition Agreement, Storm (i) paid a purchase price equal to $9,000,000, $5,000,000 payable in cash at the closing under the Acquisition Agreement and the remaining $4,000,000 payable pursuant to a promissory note which, if not paid by March 27, 1998 (the "Original Maturity Date"), will be convertible under certain circumstances by Logitech into Storm's Common Stock (the "Closing Note"); (ii) issued to Logitech 1,159,413 shares of Storm's Common Stock which represented 10% of the Company's outstanding Common Stock immediately prior to the closing under the Acquisition Agreement (the "Closing Stock"); (iii) will pay for certain inventory of the Products pursuant to the Joint Marketing Agreement; and (iv) will pay for distribution of the Products and Storm Products under the Joint Marketing Agreement in the form of an "earn-out" based on the sales revenue generated by such distribution (the "Earn-Out").

        Storm did not pay the Closing Note on the Original Maturity Date and therefore, the Closing Note is now due on March 26, 1999. Furthermore, the Closing Note is convertible at Logitech's option into shares of the Company's Common Stock equal to the outstanding and unpaid principal and accrued interest under such note divided by the average of the closing prices of one share of Common Stock on the five (5) trading days (such average referred to as the "Storm Closing Price") ending on the Original Maturity Date.

        The Earn-Out is payable by Storm to Logitech in a cash component and an equity component. With respect to the cash component, once aggregate sales revenues attributable to sales made by Logitech outside the United States and Canada pursuant to the Joint Marketing Agreement ("Sales Revenues") exceed US$10,000,000 (the "Trigger Amount"), Storm pays (i) in the first month that Sales Revenues exceed the Trigger Amount, an amount equal to 40% (the "Measurement Percentage") of the difference of (a) the Sales Revenues made through such month less (b) the Trigger Amount, and (ii) for each month thereafter, an amount equal to the Measurement Percentage multiplied by the Sales Revenue in that month. Once Sales Revenues reach US$20,000,000, the Measurement Percentage used in calculating Storm's monthly payments to Logitech increases to 45%.

        At any time, Storm may elect to issue Logitech a note for the cash component of the Earn-Out (a "Monthly Note") and the terms of any Monthly Note would provide for a maturity date of September 30, 1999.
The Monthly Note would also be convertible at Logitech's option at any time into shares of the Company's Common Stock equal to the outstanding and unpaid principal and accrued interest under such note divided by the Storm Closing Price on the last trading date of the month in which the Sales Revenues giving rise to the issuance of a particular Monthly Note were made.

        With respect to the equity component of the Earn-Out, within 30 days after the end of each fiscal quarter in which Sales Revenues first exceed the Trigger Amount, Storm is required to issue shares of Common Stock equal to 0.5% of Storm's outstanding Common Stock (assuming full conversion, exercise or exchange of all outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock but excluding the grants and exercises of employee, director, officer and consultant options) ("Storm Outstanding Common Stock") as of February 15, 1998 for each Milestone Amount reached due to sales in such fiscal quarter (such shares referred to as the "Quarterly Stock"). For purposes of calculating the number of shares of Common Stock to be issued to Logitech as Quarterly Stock, a "Milestone Amount" is an amount of Sales Revenue evenly divisible by $1,000,000 and falling between $10,000,000 and $30,000,000. That is, for each $1,000,000 in Sales
Revenue over $10,000,000 but up to $30,000,000, Logitech will be issued 0.5% of the Storm Outstanding Stock as of February 15, 1998.

        Storm's issuance of Common Stock in connection with the Logitech Acquisition is subject to the NASDAQ Marketplace Rules. Section 4460(i)(1)(C)(ii) of such Marketplace Rules requires stockholder approval for any acquisition of assets of another company where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, the number of shares of common stock either (i) has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities ("Acquisition Issuance Limit"). Taking into account the issuance of the Closing Stock, the possible issuance of the Quarterly Stock and issuances upon conversion of the Closing Note and Monthly Notes (assuming that Storm elects to issue Monthly Notes instead of making cash payments and assuming that Logitech exercises its conversion right under the Closing Note and any Monthly Note), Storm may issue shares of Common Stock in excess of the Acquisition Issuance Limit. Accordingly, without stockholder approval, the Acquisition Agreement and forms of Closing Note and Monthly Note preclude the issuance of Quarterly Stock and shares of Common Stock upon conversion of the Closing Note and any Monthly Note in the event that any such issuance, when aggregated with all prior or concurrent issuances would result in the issuance to Logitech of shares of Common Stock in excess of the Acquisition Issuance Limit. In seeking ratification of the Logitech Acquisition, the Company is also seeking approval from its stockholders to issue Quarterly Stock and shares of Common Stock upon conversion of the Closing Note and any Monthly Note in excess of the Acquisition Issuance Limit, if applicable.

        In the event the Company is unable to obtain the stockholder approval necessary to issue shares of Common Stock in excess of the Acquisition Issuance Limit, and the Company issues shares of Common Stock required by the terms of the Logitech Acquisition in excess of such limit, the Company may be delisted from the National Market. While the quotation of the Company's Common Stock could be included on the NASDAQ SmallCap Market (the "SmallCap Market") if the requirements for inclusion on the SmallCap Market are met, stockholders may find it more difficult to dispose of the Company's stock. In order to preserve the market liquidity of stockholders' investment and the ability of stockholders to sell shares of Common Stock in the secondary market, the Company believes that it is in the best interests of the Company and its stockholders to vote in favor of this proposal.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal.
Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

        The Board of Directors believes that ratification of the Logitech Acquisition, including but not limited to the right of Logitech to receive shares of Common Stock as Quarterly Stock or upon conversion of the Closing Note or any Monthly Note in excess of the Acquisition Issuance Limit, is in the best interests of the stockholders and Storm Technology, Inc. for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE LOGITECH ACQUISITION.


                              PROPOSAL NO. 4
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors of the Company has selected Price Waterhouse LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Price Waterhouse LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1991. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. THE BOARD
OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF
PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Beneficial Owners and Management. The following table sets forth certain information, as of February 28, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


                                             Shares Owned (1)
                                          ----------------------
          Name and Address of               Number     Percentage
           Beneficial Owners               of Shares   of Class
----------------------------------------  -----------  ---------
Primax Electronics, Ltd.                   1,807,234       14.1%
  6F, N. 159 Kang Ning St.
  Shi Chi Town, Taipei Hsien
  Taiwan R.O.C.


Seamax Engineering Pte., Ltd. (2)          1,100,000        8.6%
  Taiwan R.O.C.


Logitech, Inc.                             1,159,413        9.0%
  6505 Kaiser Drive
  Fremont, CA 94555


State of Wisconsin Investment Board          840,000        6.5%
  P.O. Box 7842
  Madison, WI  53707


Institutional Venture Partners V(3)          746,286        5.8%
  Mary Jane Elmore
  3000 Sand Hill Road
  Menlo Park, CA  94025


L. William Krause (4)                      1,590,589       12.4%


Dr. Adriaan Ligtenberg (5)                   452,663        3.5%


Rick M. McConnell (6)                        107,740         *


Robert F. Preston (7)                         90,337         *


Joseph G. Finegold (8)                        32,644         *


Richard C. Alberding (9)                      16,000         *


James M. Koshland  (10)                        3,265         *


William H. Lane III (11)                       2,316         *


All directors and executive officers       3,041,840       23.7%
as a group (9  persons)


-----------------------

*       Less than 1%

(1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common
Stock shown as beneficially owned by such stockholder.

(2) Seamax holds shares as a result of a series of distributions from Primax Electronics, Ltd.

(3) Includes 12,056 shares held by Institutional Venture Management V, 697,230 shares held by Institutional Venture Partners V, 16,000 shares held by Institutional Venture Management IV 401(k) and
7,000 shares held by Ms. Elmore, a director of the Company, under two trusts of which she is the trustee. Ms. Elmore is a general partner of Institutional Venture Management V which in turn is the general partner of Institutional Venture Partners V which retains certain voting power over such shares. Although Ms. Elmore may be deemed to be the beneficial owner of shares owned by such entities, she disclaims all such beneficial ownership except to the extent of any pecuniary interest therein which she may have.
Includes 14,000 shares subject to options held by Ms. Elmore exercisable within 60 days after February 28, 1998.

(4) Includes 1,450,527 shares held as Trustee of the L. William and L. Gay Krause Trust dated June 21, 1994, as amended (the "Krause
Trust"), 13,461 shares held as Trustee for LWK Ventures Money
Purchase Pension Plan dated January 1, 1991, 5,769 shares held as
Trustee for LWK Ventures Profit Sharing Plan dated January 1,
1991, 100,000 shares under a Warrant issued to the Krause Trust which is exercisable at any time up to December 18, 2002, and 20,832 shares subject to options which will vest and no longer be subject to a repurchase option in favor of the Company within 60 days after February 28, 1998.

(5) Includes 1,500 shares under a warrant which is exercisable at any time up to December 18, 2002 and 3,332 shares subject to options which will vest and no longer be subject to a repurchase option in favor of the Company within 60 days after February 28, 1998.

(6) Includes 53,403 shares subject to options which will vest and no longer be subject to a repurchase option in favor of the Company within 60 days after February 28, 1998.

(7) Includes 49,087 shares subject to options which will vest and no longer be subject to a repurchase option in favor of the Company within 60 days after February 28, 1998 and does not include 300 shares held by Mr. Preston's children.

(8) Includes 28,644 shares subject to options which will vest and no longer be subject to a repurchase option in favor of the Company within 60 days after February 28, 1998 and does not include 200 shares held by Mr. Finegold's children.

(9) Includes 14,000 shares subject to options exercisable within 60 days after February 28, 1998 and 2,000 shares held by the Alberding Trust.

(10) Includes 2,265 shares subject to options exercisable within 60 days after February 28, 1998.

(11) Includes 1,816 shares subject to options exercisable within 60 days after February 28, 1998 and 500 shares held by the William H. Lane III and Kathleen M. Lane Trust dated December 26, 1995.


                   EXECUTIVE COMPENSATION AND OTHER MATTERS

        Executive Compensation. The following table sets forth information concerning the compensation paid for services to the Company in all capacities by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                 Long Term
                                  Annual Compensation          Compensation
                              ---------------------------  ---------------------
                                                           Securities
                                                           Underlying
  Name and Current Position     Year    Salary    Bonus     Options
----------------------------- -------- --------- --------  ---------
L. William Krause               1997   $169,714       --     80,000
Chief Executive Officer,        1996   $162,757       --        --
President

Dr. Adriaan Ligtenberg          1997   $151,262       --     20,000
Chief Technical Officer, Vice   1996   $138,550       --        --
President, Engineering (1)

Rick M. McConnell               1997   $133,315       --     69,750 (2)
Chief Financial Officer, Vice   1996   $115,482       --     43,124
President, Finance and
Administration

Joseph G. Finegold              1997   $147,029       --     40,000 (3)
Vice President, Operations (5)  1996    $81,462       --     37,500


Robert F. Preston               1997   $161,296       --     72,500 (4)
Vice President, Sales           1996   $141,580       --     68,750

----------------
(1) Dr. Ligtenberg resigned as Chief Technical Officer and Vice President, Engineering effective February 2, 1998.

(2) Includes an option for 13,750 shares of Common Stock which was repriced in January 1997, replacing options for an aggregate of 13,750 shares granted in September 1996. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(3) Includes an option for 10,000 shares of Common Stock which was repriced in January 1997, replacing options for an aggregate of 10,000 shares granted in September 1996. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(4) Includes an option for 12,500 shares of Common Stock which was repriced in January 1997, replacing options for an aggregate of 12,500 shares granted in September 1996. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS."

(5)     Mr. Finegold joined the Company in June 1996.

        Stock Options Granted During Fiscal 1997. The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended December 31, 1997 to the persons named in the Summary Compensation Table.

                      STOCK OPTIONS GRANTED IN LAST FISCAL YEAR


                                        % of
                                       Total                           Potential Realizable
                                      Options                           Value at Assumed
                      Number of       Granted   Exercise               Annual Rates of Stock
                      Securities         to      or Base              Price Appreciation for
                      Underlying      Employees   Price     Expir-       Option Term(3)
                       Options        in Fiscal    Per       ation    -----------------------
        Name          Granted(1)      Year(6)   Share(2)     Date         5%          10%
--------------------- ----------      --------  ---------  ---------  ----------- -----------
L. William Krause        80,000           7.7%    $1.938    7/9/07       $97,600    $247,200

Dr. Adriaan Ligtenberg   20,000           1.9%    $1.938    7/9/07       $24,400     $61,800

Rick M. McConnell        16,000           1.5%     $4.75    1/28/07      $47,840    $121,120
                         13,750 (4)(5)    1.3%     $4.75    1/28/07      $41,113    $104,088
                         10,000           1.0%    $1.438    4/24/07       $9,000     $22,900
                         10,000           1.0%    $1.938    7/9/07       $12,200     $30,900
                         20,000           1.9%    $1.938   12/18/07      $24,400     $61,800

Joseph G. Finegold       15,000           1.4%     $4.75    1/28/07      $44,850    $113,550
                         10,000 (4)(5)    1.0%     $4.75    1/28/07      $29,900     $75,700
                          5,000           0.5%    $1.938    7/9/07        $6,100     $15,450
                         10,000           1.0%    $1.938   12/18/07      $12,200     $30,900

Robert F. Preston        20,000           1.9%     $4.75    1/28/07      $59,800    $151,400
                         12,500 (4)(5)    1.2%     $4.75    1/28/07      $37,375     $94,625
                         15,000           1.4%    $1.438    4/24/07      $13,500     $34,350
                         10,000           1.0%    $1.938    7/9/07       $12,200     $30,900
                         15,000           1.4%    $1.938   12/18/07      $18,300     $46,350

----------------
(1) All options granted in 1997 were granted under the Amended and Restated Stock Option Plan (the "Option Plan"). Options granted under the Option Plan are immediately exercisable and subject to a repurchase option which generally vests monthly over a four year
period and must be exercised within 10 years.   The Board of
Directors has discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the options were granted.

(3) Potential realizable values are net of exercise price, but before taxes associated with exercise. The assumed 5% and 10% rates of stock price appreciation are mandated by federal securities law and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on a stock option exercise depend on the future performance of the Common
Stock, overall market conditions and the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1997 at $1.438 would yield profits of $0.90 per share at 5% appreciation over ten years or $2.29 per share at 10% appreciation over the same period. One share of stock purchased in 1997 at $1.938 would yield profits of $1.22 per share at 5% appreciation over ten years or $3.09 per share at 10% appreciation over the same period. One share of stock purchased in 1997 at $4.75 per share would yield profits of $2.99 per share at 5% appreciation over ten years or $7.57 per share at 10% appreciation over the same period.

(4) In January 1997, as a result of the continued decline in the fair market value of the Company's Common Stock, the Compensation
Committee determined it was in the best interests of the Company to offer all current option holders the opportunity to exchange outstanding options with an exercise price above the then current trading price for options with an exercise price equal to the then current fair market value. Under the Committee's action, optionees who agreed to the cancellation of their outstanding options received in exchange a new option exercisable for the same number of shares with an exercise price of $4.75 per share, the fair market value of the Company's Common Stock on January 28, 1997, the date of the exchange. Vesting began under the exchanged options as of the date of the exchange. Messrs. McConnell, Preston and Finegold participated in the exchange. For details concerning the repricing of options, see "REPORT OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON REPRICING OF
OPTIONS."

(5) Reflects options which were repriced in January 1997, replacing options granted in September 1996.

(6) Based on total of 1,041,286 shares subject to options granted in the fiscal year ended December 31, 1997, which total includes repriced options to purchase an aggregate of 221,974 shares.

        Option Exercises and Fiscal 1997 Year-End Values. The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table:

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION VALUES

                                                 Number of
                                                 Securities     Value of
                                                 Underlying    Unexercised
                         Shares                 Unexercised   In-the-Money
                        Acquired                 Options at    Options at
                           on         Value     12/31/97 (2)  12/31/97 (2)
         Name           Exercise   Realized (1)    Vested        Vested
----------------------- ---------  -----------  ------------  -------------
L. William Krause            --            $0         9,999      $5,619.44

Dr. Adriaan Ligtenberg       --            $0         2,499      $1,404.44

Rick M. McConnell            --            $0         3,541      $2,927.54

Joseph G. Finegold           --            $0           833        $468.15

Robert F. Preston            --            $0         4,374      $3,864.18

----------------
(1) Value realized based on the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of option exercise.

(2) All options are immediately exercisable upon grant but are subject to a repurchase option which vests monthly over four years.

(3) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1997 (which was $2.50 per share, based on the closing trade price of the stock on the Nasdaq National Market).

        The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since October 1, 1996, the date of the Company's initial public offering:

                            TEN-YEAR OPTION REPRICINGS

                                                                                Length of
                                                                                 Original
                                                                                  Option
                             Number of     Market                                  Term
                            Securities    Price of      Exercise                Remaining
                            Underlying    Stock at      Price at                at Date of
                              Options      Time of       Time of       New     Repricing or
                  Repricing Repriced or Repricing or  Repricing or   Exercise   Amendment
      Name        Date      Amended(#)  Amendments($) Amendments($)  Price($)    (months)
----------------- --------- ----------- ------------- ------------- ---------- ------------
Rick M. McConnell  1/28/97      13,750          4.75          8.00       4.75           43

Joseph G. Finegold 1/28/97      10,000          4.75          8.00       4.75           43

Robert F. Preston  1/28/97      12,500          4.75          8.00       4.75           43

                   REPORT OF THE COMPENSATION COMMITTEE

        The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1997. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Executive Compensation

        The Compensation Committee of the Board of Directors has the responsibility to review compensation programs and benefits for the Company's employees generally, and specifically for the executive officers of the Company. The Company applies a consistent philosophy to compensation for all employees, including its executive officers, based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The goals of the Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

        The Company's executive compensation program consists of a cash and an equity based component. The cash component is comprised of base pay and a variable factor based on the Company's financial performance. The equity component consists of stock options granted under the Company's Option Plan.

        Cash Component.   Base salary generally is set within the range of
salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size and success in the same or similar business. The Compensation Committee generally has set base salary in the low to mid-range levels of competitive compensation. The variable component of cash compensation is paid monthly based on the Company's actual financial performance relative to planned operating results. Executive salaries, including the variable target component, are generally reviewed annually.

        Equity Component. Stock options are an important element of the Company's executive compensation package. The Compensation Committee believes that such equity-based compensation closely links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of this equity-based compensation depends entirely on the appreciation of the Company's stock. Generally, all of the Company's employees participate in the Company's Option Plan. Option grants are provided to employees when first joining the Company and may also be provided in connection with significant achievements or changes in responsibilities and annually in conjunction with the yearly compensation review.

        During fiscal 1997, the Compensation Committee made stock option grants to certain executives as summarized in "Executive Compensation-Stock Option Grants In Last Fiscal Year." The number of shares subject to each option grant takes into account anticipated future contribution, past performance and prior option grants to the executive. The purpose of these options is to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. Options are generally granted at exercise prices equaling the fair market value of the underlying common stock and vest over a period of four years.

1997 CEO Compensation

        L. William Krause has been the Chief Executive Officer of the Company since 1991. In determining Mr. Krause's compensation for 1997, the Compensation Committee evaluated corporate performance, individual performance, compensation paid to other executive officers of the Company and compensation paid to chief executive officers of comparable privately held companies.

        During fiscal 1997, Mr. Krause received cash compensation of $169,714, of which $10,714 was a variable component based on the Company's actual financial performance relative to planned operating results. Mr. Krause received a single option grant for 80,000 shares of Common Stock.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                 THE BOARD OF DIRECTORS ON REPRICING OF OPTIONS

        In January 1997, the Compensation Committee considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Option Plan having exercise prices well above the recent historical trading prices of the Common Stock. The Compensation Committee was advised by management that management believed that employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the then current trading price, was less attractive than compensation offered by other companies in the same geographic location, since options granted to new hires at other companies would be granted at current trading prices.

        The Compensation Committee believed that (i) the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical and managerial personnel,
(ii) that competition for such personnel would be intense, (iii) that the loss of key employees could have a significant adverse impact on the Company's business, and (iv) that it would be important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Compensation Committee considered granting new options to existing employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders and that such grants would potentially exceed the option reserve, resulting in a potential charge to earnings if the price at the time of the stockholders meeting was greater than the price at the time the grants were approved. The Compensation Committee recognized that a repricing of existing options with exercise prices higher than fair market value ("Underwater
Options") would provide additional incentives to employees because of the increased potential for appreciation. The Compensation Committee also recognized that it could require the repriced options to be subject to new vesting restrictions so that optionees participating in the repricing program would have incentives to remain with the Company. Considering these factors, the Compensation Committee determined it to be in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by amending Underwater Options previously granted under the Option Plan at the optionee's election, to provide for exercise prices equal to current market value, restarted vesting and a new ten-year term.

        Accordingly, in January 1997, the Compensation Committee approved an offer to all employees of the Company, including executive officers, to amend their Underwater Options to receive an exercise price equal to the current trading price, with vesting commencing on the effective date of the repricing program. The Compensation Committee approved a new vesting schedule for the repriced options, with 1/48 of the shares vested as of the date of the repricing and the remaining shares vesting in equal monthly installments over the following 47 months. All repriced options will terminate no later than ten (10) years from the date of the repricing. Accordingly, optionees who participated in the exchange received a lower exercise price in exchange for their forfeiture of accrued vesting on their exchanged options. The offer to reprice Underwater Options was completed in January 1997 and options for 221,974 shares with exercise prices ranging from $6.00 to $12.625 were repriced at an exercise price of $4.75, the fair market value of the Company's Common Stock on January 28, 1997, the effective date of the repricing program. See EXECUTIVE COMPENSATION AND OTHER MATTERS - "Ten-Year Option Repricings" table for further information concerning the repricing.

                            Respectfully submitted by the
                            Compensation Committee:

                                 Richard C. Alberding
                                 Mary Jane Elmore


Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 1997, Mr. Alberding and Ms. Elmore served on the Compensation Committee. No member of the Compensation Committee was at any time during the past fiscal year or any other time an officer or employee of the Company or any of its subsidiaries.

        No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, where an executive officer of such other entity served as a director of the Company. In addition, no executive officer of the Company served on the Board of Directors of another entity, one of whose executive officers served as a member of the Compensation Committee of the Company.

Change-in-Control Arrangements

        The Option Plan provide that, in the event of a sale or exchange by the stockholders of all or substantially all of the Company's voting stock or certain mergers or consolidations to which the Company is a party in which the stockholders of the Company do not retain beneficial ownership of at least a majority of the voting stock of the Company or its successor, the Board of Directors of the Company may provide for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the Option Plan. In addition, the Company's standard forms of stock option agreements provide that in the event an optionee is terminated as a result of such a transaction, the optionee's options generally will become fully vested and the optionee will have a period of six months to exercise such options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

        Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock were complied with for the fiscal year ended December 31, 1997, except that the Form 3 for James Koshland was not timely filed upon his election as a director of the Company.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has entered into indemnification agreements with its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

        On December 18, 1997, Storm sold to outside investors (i) 30,000 shares of Series A 8.5% Convertible Preferred Stock at a price of $100 per share; (ii) warrants to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $3.00 per share; and (iii) warrants to purchase shares of Common Stock upon conversion of the Series A Shares contingent on certain events as provided for in the Certificate
of Designation.    The aggregate proceeds of $3,000,000 were applied
principally towards the cash portion of the purchase price for the Logitech Acquisition (see the description of the Logitech transaction below).

        Storm also completed an offer and sale to members of Storm's management, including its Chief Executive Officer, on December 18, 1997, of (i) 1,094,665 shares of Common Stock at a price of $1.875 per share and (ii) warrants to purchase an aggregate of 102,625 shares of Common Stock of Storm with an exercise price of $1.90 per share, such warrant rights granted at a price of $0.125 per warrant share. Of such issuances, (i) 1,066,666 shares of Common Stock and a warrant to purchase 100,000 shares of Common Stock were issued to L. William Krause, Storm's President and Chief Executive Officer, through the L. William and L. Gay Krause Trust under Agreement dated June 21, 1994 (the "Krause Trust") for a total purchase price of $2,012,478.95, $2,000,000 for the purchase price of the Common Stock and $12,478.95 for the right to receive the warrant and (ii) 16,000 shares of Common Stock and a warrant to purchase 1,500 shares of Common Stock were issued to Adriaan Ligtenberg, the Company's Chairman of the Board, for a total purchase price of $30,187.50, $30,000 for the purchase price of the Common Stock and $187.50 for the right to receive the warrant. The aggregate proceeds from such sale to Storm's management of $2,065,325 were applied principally towards the cash portion of the purchase price for the Logitech Acquisition.

        On December 18, 1997, pursuant to an Acquisition Agreement, Storm acquired certain tangible and intangible assets related to the image scanning products of Logitech (the "Products"). Concurrent with the execution of the Acquisition Agreement, Storm entered into (i) a Joint Sales and Marketing Agreement (the "Joint Marketing Agreement") with a Logitech affiliate, Logitech Trading S.A. ("Logitech Trading") for the marketing, sales and distribution by Logitech Trading of the Products and Storm's own proprietary products (the "Storm Products") and (ii) a Manufacturing Services Agreement with another Logitech affiliate, Logitech Far East Ltd., for the manufacture of certain products for Storm.

         In accordance with the Acquisition Agreement, Storm (i) paid a purchase price equal to $9,000,000, $5,000,000 payable in cash at the closing under the Acquisition Agreement and the remaining $4,000,000 payable pursuant to a promissory note which, if not paid by March 27, 1998, will be convertible under certain circumstances by Logitech into Storm's Common Stock; (ii) issued to Logitech 1,159,413 shares of Storm's Common Stock; (iii) will pay for certain inventory of the Products pursuant to the Joint Marketing Agreement; and (iv) will pay for distribution of the Products and Storm Products under the Joint Marketing Agreement in the form of an "earn-out" based on the sales revenue generated by such distribution. Storm also assumed certain contractual obligations of Logitech related to the Assets. The purchase price was paid using funds from Storm's working capital obtained through the sale of Storm's equity securities (see description of private placements above).

        James M. Koshland, a current director of the Company and a nominee for election to director at the Annual Meeting, is a partner in the law firm of Gray Cary Ware & Freidenrich, LLP, Storm's general outside counsel.




                      COMPARISON OF STOCKHOLDER RETURN

        Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S. companies only) Index ("Nasdaq US") and the Hambrecht & Quist Growth Index ("H & Q
Index") for the period commencing on September 30, 1996 and ending on December 31, 1997. The graph assumes that $100 was invested on September 30, 1996(1) in the Company's Common Stock at the initial public offering price of $10.50 and in each index, and that all dividends, if applicable, were reinvested.

Comparison of Cumulative Total Return From September 30, 1996 through
                         December 31, 1997(2)
               Storm Technology, Inc., Nasdaq US and H&Q Index

                               PERFORMANCE GRAPH



                Sept 30,  Dec. 31,  June 30,  Dec. 31,
                  1996      1996      1997      1997
----------------------------------- --------- ---------
[S]                                 [C]       [C]
Storm            $100.00    $45.22    $19.04    $23.80
Nasdaq US        $100.00   $105.86   $118.25   $128.77
H&Q Index        $100.00    $93.76    $89.15    $96.86


(1) The Company's initial public offering commenced on October 1, 1996. For purposes of this presentation, the Company has assumed that its initial offering price of $10.50 would have been the closing sales price on September 30, 1996, the day prior to commencement of trading.

(2) Assumes that $100.00 was invested on September 30, 1996 in the Company's Common Stock at the Company's initial offering price of $10.50 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.



                            INCORPORATION BY REFERENCE

        The following documents are hereby incorporated by reference herein: (i) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 and (ii) the Company's Report on Form 8-K filed on January 2, 1998.


                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

        Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 1395 Charleston Road, Mountain View, California 94043, not later than October 31, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.


                         TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                            By Order of the Board of
                            Directors,

                                 L. WILLIAM KRAUSE
                                 Chief Executive Officer and
                                 President

April 10, 1998

                          STORM TECHNOLOGY, INC.

                 Proxy for Annual Meeting of Stockholders

                   Solicited by the Board of Directors



        The undersigned hereby appoints L. William Krause and Rick M. McConnell, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Storm Technology, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1395 Charleston Road, Mountain View, California 94043 on May 7, 1998, at 10:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

        The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 1997.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

   1. Election of the following directors:

     [  ]   FOR the nominees                [  ]    WITHHOLD AUTHORITY
            listed below (except                    to vote for the
            as marked to the                        nominees listed
            contrary below.)                        below.

        (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)


                          Richard C. Alberding
                          Louis J. Doctor
                          James M. Koshland
                          L. William Krause
                          William Lane III
                          Adriaan Ligtenberg

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

   2. To ratify the sale and issuance of Series A 8.5% Convertible Preferred Stock.

     [ ]  FOR                [ ]  AGAINST            [ ] ABSTAIN

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

   3. To ratify the acquisition of certain assets from Logitech, Inc. and certain of its affiliated companies.

     [ ]  FOR                [ ]  AGAINST            [ ] ABSTAIN

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

   4. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1998.

     [ ]  FOR                [ ]  AGAINST            [ ] ABSTAIN

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

[ ]     CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]     CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.



        Dated:                        , 1998



        Signature(s):